LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 477-3118 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Fourth Quarter Net Income Increased 96% to
$0.09 Per Diluted Share Versus $0.05 Per Share Last Year

Fiscal 2017 Net Income Increased 69% to $0.36 Per Diluted Share
Versus $0.22 Per Diluted Share For Fiscal 2016

Van Nuys, CA – September 20, 2017 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the fourth quarter and fiscal year ended June 30, 2017:

●
Fourth quarter of fiscal 2017 net income increased 96.1% to $0.09 per diluted share, on a 20.7% increase in revenue compared to the fourth quarter of fiscal 2016.
●
Fiscal 2017 net income increased 68.9% to $0.36 per diluted share, on an 11.9% increase in revenue compared to fiscal 2016.

CEO Comments
"Trio-Tech delivered a strong fourth quarter and a strong year. Fourth quarter revenue rose to $10,638,000, a 20.7% improvement over fiscal 2016 fourth quarter revenue of $8,815,000. Fourth quarter net income increased to $353,000, or $0.09 per diluted share, nearly double net income for the fourth quarter of fiscal 2016 of $180,000, or $0.05 per share.
"For fiscal 2017 as a whole, net income increased 68.9% to $1,316,000, or $0.36 per diluted share, on an 11.9% gain in revenue to $38,538,000. This compares to net income of $779,000, or $0.22 per share, on revenue of $34,454,000 for fiscal 2016.
"Cash provided by operations was $3,953,000 for fiscal 2017 compared to cash provided by operations of $1,014,000 for fiscal 2016. With our solid cash generation and net income, cash and equivalents grew to $4,772,000, or $1.35 per outstanding share, at June 30, 2017 compared to cash and equivalents of $3,807,000, or $1.08 per outstanding share, at June 30, 2016.
"Each of our key business segments - semiconductor test equipment manufacturing, semiconductor testing services, and semiconductor manufacturing equipment distribution - posted higher revenue in fiscal 2017 than in fiscal 2016. Also encouraging is that backlog at the end of fiscal 2017 increased to $7,546,000 versus backlog of $6,304,000 at the end of fiscal 2016, reflecting higher backlog in each business segment.
"Fiscal 2017 marks the fourth consecutive year of higher net income for Trio-Tech, a trend we are working hard to extend in fiscal 2018. The performance of our core businesses these past few years has established a solid foundation on which to build. We never lose sight of the crucial roles that product and service quality, new product development, and outstanding customer service have played in our success. At the same time, we seek to build on the base of business we have developed by applying our technologies and global manufacturing and service expertise," said S.W. Yong, Trio-Tech's CEO.

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Fourth Quarter Net Income Increased 96% to $0.09 Per Diluted Share Versus $0.05 Per Share Last Year
September 20, 2017
Page Two

Fiscal 2017 Fourth Quarter Results
For the fourth quarter ended June 30, 2017, revenue increased 20.7% to $10,638,000 compared to $8,815,000 for the same quarter of fiscal 2016. Testing services revenue increased 5.0% to $4,382,000 compared to $4,174,000 for the fourth quarter of fiscal 2016, the result of increased testing volume in the Company’s Asian facilities. Distribution revenue increased 120.4% to $2,151,000 compared to $976,000 in the same quarter last year, primarily reflecting increased demand for products in Trio-Tech's Singapore operation. Higher demand in Singapore also contributed to a 12.2% increase in Manufacturing revenue to $4,068,000 compared to $3,626,000 in the same quarter a year earlier.
Fiscal 2017 fourth quarter operating expenses increased $180,000, or 9.8%, to $2,014,000 from $1,834,000, but declined to 18.9% of revenue, compared to 20.8% of revenue, last year.
Fourth quarter fiscal 2017 operating income was $349,000 compared to $510,000 in the same quarter last year.
Net income attributable to Trio-Tech International common shareholders for the fourth quarter of fiscal 2017 increased 96.1% to $353,000, or $0.09 per diluted share, compared to $180,000, or $0.05 per diluted share, for the fourth quarter last year. Fiscal 2017 fourth quarter net income benefited from a $103,000 increase in other income, compared to a loss of $136,000 in the same quarter last year.

Fiscal 2017 Results
For the twelve months ended June 30, 2017, revenue increased 11.9% to $38,538,000 compared to revenue of $34,454,000 for fiscal 2016. Testing services revenue increased 8.5% to $16,586,000 for the year, compared to $15,280,000 for fiscal 2016. Distribution revenue increased 43.4% to $6,511,000 compared to $4,542,000 in fiscal 2016. Manufacturing revenue increased 5.4% to $15,289,000 compared to $14,510,000 in fiscal 2016.
Fiscal 2017 operating expenses increased $664,000, or 9.1% to $7,973,000 from $7,309,000 in fiscal 2016, but declined, as percent of revenue, to 20.7% from 21.2% in fiscal 2016.
Income from operations increased 2.0% to $1,489,000 compared to $1,460,000 in fiscal 2016.
Net income attributable to Trio-Tech International common shareholders for fiscal 2017 increased 68.9% to $1,316,000, or $0.36 per diluted share, compared to $779,000, or $0.22 per diluted share, in the same period last year. Fiscal 2017 net income also benefited from a gain in other income of $312,000, compared to a loss of $158,000 in fiscal 2016. The improvement in other income is primarily due to a foreign exchange gain of $96,000 compared to a foreign exchange loss of $371,000 in fiscal 2016.

Balance Sheet Highlights
Shareholders' equity at June 30, 2017 was $21,527,000, or $6.11 per outstanding share, compared to $20,871,000, or $5.94 per outstanding share, at June 30, 2016. There were 3,523,055 and 3,513,055 common shares outstanding at June 30, 2017 and June 30, 2016, respectively.

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Trio-Tech Fourth Quarter Net Income Increased 96% to $0.09 Per Diluted Share Versus $0.05 Per Share Last Year
September 20, 2017
Page Three

About Trio Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company’s products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company’s products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes to government policies, potential legislative changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company’s control. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “potential,” “believes,” “can impact,” “continue,” or the negative thereof or other comparable terminology. Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended June 30,		Twelve Months Ended June 30,
Revenue	2017	2016	2017	2016

Products	$4,068	$3,626	$15,289	$14,510
Testing services	4,382	4,174	16,586	15,280
Distribution	2,151	976	6,511	4,542
Other	37	39	152	122

	10,638	8,815	38,538	34,454
Cost of Sales
Cost of products sold	3,329	2,831	12,091	11,008
Cost of testing services rendered	2,988	2,760	11,057	10,587
Distribution	1,929	849	5,828	3,967
Other	29	31	100	123
	8,275	6,471	29,076	25,685

Gross Margin	2,363	2,344	9,462	8,769

Operating Expenses:
General and administrative	1,733	1,588	6,911	6,449
Selling	220	206	807	676
Research and development	52	52	208	200
Gain (Loss) on disposal of property, plant and equipment	9	(12)	47	(16)
Total operating expenses	2,014	1,834	7,973	7,309

Income from Operations	349	510	1,489	1,460

Other Income (Expenses)
Interest expense	(53)	(53)	(202)	(204)
Other income, net	156	(83)	514	46
Total other income (expense)	103	(136)	312	(158)

Income from Continuing Operations before Income Taxes	452	374	1,801	1,302
Income Tax Expense	(85)	(69)	(341)	(237)

Income from Continuing Operations
before Non-controlling Interest, net of tax	367	305	1,460	1,065

Loss (income) from discontinued operations, net of tax	(1)	1	(5)	(4)

NET INCOME	$366	$306	$1,455	$1,061

Less: Net income attributable to the non-controlling interest	13	126	139	282

Net Income attributable to Trio-Tech International	353	180	1,316	779

Net Income Attributable to Trio-Tech International:
Income from continuing operations, net of tax	355	181	1,325	788
Income (loss) from discontinued operations, net of tax	(2)	(1)	(9)	(9)
Net Income Attributable to Trio-Tech International	$353	$180	$1,316	$779

Basic Earnings per Share	$0.10	$0.05	$0.38	$0.22

Diluted Earnings per Share	$0.09	$0.05	$0.36	$0.22

Weighted Average Shares Outstanding - Basic	3,523	3,513	3,523	3,513
Weighted Average Shares Outstanding - Diluted	3,737	3,535	3,644	3,535

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOMEAUDITED
(IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Comprehensive Income
Attributable to Trio-Tech International:

Net income	$366	$306	$1,455	$1,061
Foreign currency translation, net of tax	408	(208)	(679)	(832)
Comprehensive Income	774	98	776	229
Less: Comprehensive Income (Loss)
attributable to non-controlling interests	64	27	(11)	59

Comprehensive Income
Attributable to Trio-Tech International	$710	$71	$787	$170

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Jun. 30,	Jun. 30,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,772	$3,807
Short-term deposits	787	295
Trade accounts receivable, net	9,009	8,826
Other receivables	401	596
Inventories, net	1,756	1,460
Prepaid expenses and other current assets	226	264
Assets held for sale	86	92
Total current assets	17,037	15,340

Deferred tax assets	375	401
Investment properties, net	1,216	1,340
Property, plant and equipment, net	11,291	11,283
Other assets	1,922	1,788
Restricted term deposits	1,657	2,067
Total non-current assets	16,461	16,879

TOTAL ASSETS	$33,498	$32,219

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$2,556	$2,491
Accounts payable	3,229	2,921
Accrued expenses	3,043	2,642
Income taxes payable	233	230
Current portion of bank loans payable	260	342
Current portion of capital leases	228	235
Total current liabilities	9,549	8,861

Bank loans payable, net of current portion	1,552	1,725
Capital leases, net of current portion	531	503
Deferred tax liabilities	295	216
Other non-current liabilities	44	43
Total non-current liabilities	2,422	2,487

TOTAL LIABILITIES	11,971	11,348

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,523,055 and
3,513,055 issued and outstanding at June 30, 2017 and June 30, 2016, respectively	10,921	10,882
Paid-in capital	3,206	3,188
Accumulated retained earnings	4,341	3,025
Accumulated other comprehensive gain-translation adjustments	1,633	2,162
Total Trio-Tech International shareholders' equity	20,101	19,257
Non-controlling interest	1,426	1,614

TOTAL EQUITY	21,527	20,871

TOTAL LIABILITIES AND EQUITY	$33,498	$32,219